As filed with the Securities and Exchange Commission on March 2, 2009
 Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-4405754
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

500 Newport Center Drive
Newport Beach, California 92660
(Address of Principal Executive Offices)

2002 Acacia Technologies Stock Incentive Plan
2007 Acacia Technologies Stock Incentive Plan
(Full titles of the plans)

Paul R. Ryan
Chairman and Chief Executive Officer
500 Newport Center Drive
Newport Beach, California 92660
(Name and address of agent for service)

(949) 480-8300
(Telephone number, including area code, of agent for service)

Copies to:

Mark L. Skaist, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer☑	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
2002 Acacia Technologies Stock Incentive Plan Common Stock, $0.001 par value (options available for future grant)	500,000 shares	$3.08	$1,540,000.00	$60.52
2007 Acacia Technologies Stock Incentive Plan Common Stock, $0.001 par value (options available for future grant)	617,700 shares	$3.08	$1,902,516.00	$74.77
TOTAL	1,117,700 shares			$135.29

(1)
Represents additional shares issuable under the Registrant’s 2002 Acacia Technologies Stock Incentive Plan and 2007 Acacia Technologies Stock Incentive Plan (together, the “Plans”) by reason of the automatic share increase provisions of each of the Plans. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee.

(3)
With respect to the shares of the Registrant’s Common Stock reserved for future issuance under the Plans, the proposed maximum offering price per share is based on the average of the high and low sale price of $3.08 per share of the Registrant’s Common Stock reported on the NASDAQ Global Market on February 27, 2009 pursuant to Rule 457(c) and (h) of the Securities Act.

This Registration Statement on Form S-8 registers an additional 500,000 shares of the Registrant’s Common Stock to be issued under the Registrant’s 2002 Acacia Technologies Stock Incentive Plan, and an additional 617,700 shares of the Registrant’s Common Stock to be issued under the Registrant’s 2007 Acacia Technologies Stock Incentive Plan. In accordance with General Instruction E to Form S-8, the number of shares of common stock to be registered as set forth above represents the number of additional shares that are issuable pursuant to the Registrant’s 2002 Acacia Technologies Stock Incentive Plan and 2007 Acacia Technologies Stock Incentive Plan, over and above the number of shares previously registered. This Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 2002 Acacia Technologies Stock Incentive Plan and 2007 Acacia Technologies Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

In accordance with General Instruction E to Form S-8, the entire contents of the prior Registration Statements on Form S-8 relating to shares issued under the Plans (Commission File Nos. 333-102181; 333-109352; 333-119811; 333-127583; 333-131463; 333-140280; 333-144754 and 333-149849) are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION  REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”) (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

(a)  the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (filed with the SEC on February 26, 2009), which contains audited financial statements for the Registrant’s latest fiscal year;

(b)  the Registrant’s Current Reports on Form 8-K filed with the SEC on January 5, 2009 and February 19, 2009; and

(b)  the description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A as filed with the SEC on December 19, 2002, including any amendment or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                      Exhibits

Exhibit Number	Exhibit
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm Grant Thornton LLP
23.2	Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP
23.3	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on page II-2 of this registration statement)
99.1	2002 Acacia Technologies Stock Incentive Plan*
99.2	2007 Acacia Technologies Stock Incentive Plan**
___________
*	Incorporated by reference from the Registrant's Registration Statement on Form S-8 (File No. 333-102181).
**	Incorporated by reference from the Registrant’s Registration Statement on Form S-8 (File No. 333-144754).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 27th day of February, 2009.

ACACIA RESEARCH CORPORATION

Date	By:	/s/ Paul R. Ryan
Paul R. Ryan
Chairman and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Acacia Research Corporation hereby constitute and appoint Paul R. Ryan and Clayton J. Haynes and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul R. Ryan Paul R. Ryan	Chief Executive Officer and Chairman (Principal Executive Officer)	February 27, 2009

/s/ Clayton J. Haynes Clayton J. Haynes	Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2009

/s/ Robert L. Harris, II Robert L. Harris, II	President and Director	February 27, 2009

/s/ William S. Anderson William S. Anderson	Director	February 27, 2009

/s/ Fred A. de Boom Fred A. de Boom	Director	February 27, 2009

/s/ Edward W. Frykman Edward W. Frykman	Director	February 27, 2009

/s/ G. Louis Graziadio, III G. Louis Graziadio, III	Director	February 27, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm Grant Thornton LLP
23.2	Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP
23.3	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on page II-2 of this registration statement)
99.1	2002 Acacia Technologies Stock Incentive Plan*
99.2	2007 Acacia Technologies Stock Incentive Plan**
___________
*	Incorporated by reference from the Registrant's Registration Statement on Form S-8 (File No. 333-102181).
**	Incorporated by reference from the Registrant’s Registration Statement on Form S-8 (File No. 333-144754).